Exhibit 99.1

Akerna Corp. Reports Third Quarter Fiscal Year 2020 Results

DENVER, May 12, 2020 (GLOBE NEWSWIRE) -- Akerna Corp. (Nasdaq: KERN, KERNW), a leading provider of enterprise software solutions for the cannabis industry, today announced financial results for the quarter ended March 31, 2020.

“Despite challenges from COVID-19, Akerna executed on key business drivers in the third quarter and made meaningful progress on key initiatives enabling our ability to continue to scale and grow our business,” said Jessica Billingsley, president, and CEO, Akerna. “Cannabis businesses are essential. Now, more than ever, our clients need us, and we are well-positioned to meet those needs. In the third quarter, we increased our market share, continued to build and enhance our technology solutions, and made acquisitions that further our leadership position and create significant value.”

Third Quarter Fiscal 2020 Financial Results:

•	Revenue: Total revenue for the quarter was $3.1 million, a 32% increase compared to $2.3 million for the quarter ended March 31, 2019. Total software revenue for the quarter was $2.3 million, a 16% increase compared to $2.0 million for the quarter ended March 31, 2019. Consulting revenue increased 219% to $0.7 million for the quarter compared to $0.2 million for the quarter ended March 31, 2019.

•	Gross Profit: Gross profit for the quarter was $1.6 million, an increase of $0.4 million, or 42%, as compared to gross profit for the quarter ended March 31, 2019, of $1.2 million. Gross profit margin for the quarter increased to 54%, up from gross profit margin of 50% for the quarter ended March 31, 2019.

•	Operating Expenses: Operating expense for the quarter was $7.1 million, an increase of $3.4 million, or 95% compared to operating expense for the quarter ended March 31, 2019, of $3.7 million. The increase compared to prior year includes $1.1 million in non-recurring acquisition-related costs, $0.5 million in operating expenses related to solo sciences, $0.3 million in non-cash stock-based compensation expense and $0.3 million as a result of becoming a publicly-traded company.

•	Net Loss: We generated a net loss attributable to Akerna common shareholders of $5.3 million for the quarter compared to a loss of approximately $2.5 million for the quarter ended March 31, 2019.

•	Liquidity: As of March 31, 2020, Akerna had approximately $14.3 million in cash.

Third Quarter Fiscal 2020 Key Business Highlights:

•	Acquired a majority interest in solo sciences inc., a recognized leader of patented anti-counterfeiting and consumer engagement technologies.

•	Executed strategic data agreement with Pax Labs to provide real-time consumer analytics.

•	Increased ARR by $1 million through new and expansion sales.

•	Implemented a reorganization, which we expect to reduce operating expenses between $2 million and $3 million annually.

•	Expanded our robust API infrastructure, which now includes over 50 partners from sectors including financial/ERP, e-commerce, and data analytics.

•	After the quarter end, completed the acquisition of Trellis Solutions, a lightweight, down market compliance solution with an impressive list of well-known California operators.

“We expect technology automation in the cannabis economy will accelerate as the industry grows and regulatory requirements expand to provide for public, product, and consumer safety,” said John Fowle, CFO, Akerna. “We continue the strategic investment in our team and infrastructure so we are well-positioned for scalable, profitable growth and can meet the needs of our global client base.”

Conference Call Details

The Company will host a conference call on Wednesday, May 13, 2020, at 8:30 am ET / 5:30 am PT. To participate in the conference call, please dial 1-877-407-3982 (domestic) or 1-201-493-6780 (international). The passcode is 13702780. Please dial into the call at least five minutes before the scheduled start time.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of Akerna’s website, www.akerna.com. For interested individuals unable to join the live conference call, a replay of the call will be available through February 26, 2020, at (844) 512-2921 (domestic) or (412) 317-6671 (international). The passcode for the call and replay is 13702780.

About Akerna Corp.

Akerna is a global regulatory compliance technology company in the cannabis space. Akerna’s service offerings include MJ Platform®, Leaf Data Systems®, solo sciences tech platform, and Trellis. Since its establishment in 2010, the company has tracked more than $18 billion in cannabis sales. As part of its business strategy, Akerna intends to grow through targeted, strategic acquisitions that are complementary to its current business and organically by accelerating its product development efforts. Akerna is based in Denver. For more information, please visit akerna.com.

Forward-Looking Statements

Certain statements made in this release and in any accompanying statements by management contain forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this release, including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management, are forward-looking statements. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this report and our management's good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, in particular the substantial risks and uncertainties related to the ongoing COVID-19 pandemic. Important factors are discussed in other sections of the Quarterly Report on Form 10-Q, including the sections of the report titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and under Part II, Item 1A. “Risk Factors” and in our Annual Report on Form 10-K under Part I, Item 1A, “Risk Factors.” You should not place undue reliance on our forward-looking statements, and you should not rely on forward-looking statements as predictions of future events. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this release speak only as of the date of this report. We undertake no obligation to update any forward-looking statements made in this report to reflect events or circumstances after the date of this report or to reflect new information or the occurrence of unanticipated events, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements, except as required by law.

Akerna Media Contact

D. Nikki Wheeler

303-514-2012

Nikki.Wheeler@Akerna.Com

Investor Relations

Jason Assad

678-570-6791

jassad@akerna.com

AKERNA CORP.

 Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	June 30,
	2020	2019

Assets

Current assets
Cash	$14,309,996	$21,867,289
Restricted cash	500,000	500,000
Accounts receivable, net	1,324,051	1,257,274
Prepaid expenses and other assets	1,762,371	577,674
Total current assets	17,896,418	24,202,237

Intangible and other assets	23,136,584	-
Fixed assets, net	65,582	-
Investment	250,000	-
Total assets	$41,348,584	$24,202,237

Liabilities and Equity

Current liabilities
Accounts payable and accrued liabilities	$4,025,199	$1,818,116
Deferred revenue	743,317	624,387
Total current liabilities	4,768,516	2,442,503

Commitments and contingencies (Note 6)

Stockholders’ equity:
Preferred stock, par value $0.0001; 5,000,000 shares authorized, none are issued and outstanding at March 31, 2020 and June 30, 2019	-	-
Common stock, par value $0.0001; 75,000,000 shares authorized, 12,851,646 issued and outstanding at March 31, 2020, and 10,589,746 shares authorized, issued and outstanding at June 30, 2019	1,286	1,059
Additional paid-in capital	69,916,857	47,325,421
Accumulated deficit	(38,100,333)	(25,566,746)
Total stockholders’ equity	31,817,810	21,759,734
Noncontrolling interests in consolidated subsidiaries	4,762,258	-
Total equity	36,580,068	21,759,734
Total liabilities and equity	$41,348,584	$24,202,237

AKERNA CORP.

 Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenues
Software	$2,346,310	$2,024,916	$7,148,964	$6,174,102
Consulting	692,584	216,897	2,248,947	826,777
Other	31,652	86,067	171,727	200,312
Total revenues	3,070,546	2,327,880	9,569,638	7,201,191
Cost of revenues	1,420,909	1,166,482	4,457,110	3,550,612

Gross profit	1,649,637	1,161,398	5,112,528	3,650,579

Operating expenses
Product development	1,632,353	1,001,394	4,024,743	2,877,869
Selling, general and administrative	5,500,837	2,663,171	13,881,055	7,440,115
Total operating expenses	7,133,190	3,664,565	17,905,798	10,317,984

Loss from operations	(5,483,553)	(2,503,167)	(12,793,270)	(6,667,405)

Other income (expense)
Interest	33,522	20,914	158,762	69,265
Other	(124)	(7,850)	(254)	17,983
Total other income	33,398	13,064	158,508	87,248

Net loss	(5,450,155)	(2,490,103)	(12,634,762)	$(6,580,157)
Net loss attributable to noncontrolling interests in consolidated subsidiaries	101,175	-	101,175	-
Net loss attributable to Akerna stockholders	$(5,348,980)	$(2,490,103)	$(12,533,587)	$(6,580,157)

Basic and diluted weighted average common stock outstanding	12,469,737	6,022,026	11,299,997	5,843,334
Basic and diluted net loss per common share	$(0.43)	$(0.41)	$(1.11)	$(1.13)

AKERNA CORP.

 Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended
	March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(12,634,762)	$(6,580,157)
Adjustment to reconcile net loss to net cash used in operating activities
Bad debt expense	933,079	156,115
Stock-based compensation expense	794,598	-
Depreciation and amortization	2,824	-
Changes in operating assets and liabilities
Accounts receivable	(986,808)	(1,394,378)
Prepaid expenses and other current assets	(1,162,562)	(204,991)
Other assets	(58,925)	-
Accounts payable and accrued liabilities	1,391,549	1,229,298
Deferred revenue	118,930	436,178
Net cash used in operating activities	(11,602,077)	(6,357,935)

Cash flows from investing activities
Furniture, fixtures and equipment additions	(53,621)	-
Cash acquired in business combination	101,340	-
Investment acquired in Zol Solutions	(250,000)	-
Net cash used in investing activities	(202,281)	-

Cash flows from financing activities
Cash received in connection with exercise of warrants	4,247,065	-
Cash received in connection with issuance of shares	-	10,000,000
Net cash provided by financing activities	4,247,065	10,000,000

Net change in cash and restricted cash	(7,557,293)	3,642,65

Cash and restricted cash - beginning of period	22,367,289	2,572,401

Cash and restricted cash - end of period	$14,809,996	$6,214,466